Exhibit 99.6

[Year] Non-Employee Director Stock Option Agreement

AGREEMENT, made as of this      day of             , 200_ by and between PepsiCo, Inc. (“PepsiCo”), a North Carolina corporation having its principal office at 700 Anderson Hill Road, Purchase, New York, and [Director name] (“Director” or “you”).

W I T N E S S E T H:

WHEREAS, the Board of Directors (the “Board”) and shareholders of PepsiCo have approved the 2003 Long-Term Incentive Plan (the “Plan”), for the purposes and subject to the provisions set forth in the Plan; and

WHEREAS, pursuant to the Plan, as amended and restated, the Director has been granted stock options as described herein on             , 200_ (the “Grant Date”); and

WHEREAS, awards granted under the Plan are to be evidenced by an Agreement in such form and containing such terms and conditions as the Board shall determine;

NOW, THEREFORE, it is mutually agreed as follows:

1. Grant. In consideration of your remaining a director of PepsiCo, PepsiCo hereby grants to you, on the terms and conditions set forth herein, the right and option to purchase [number] shares of PepsiCo Common Stock, par value $.0167 per share, at [price] per share (the “Option Exercise Price”), which was the Fair Market Value (as defined in the Plan) of PepsiCo Common Stock on the Grant Date. The right to purchase each such share is referred to herein as an “Option.”

2. Exercisability. Subject to the terms and conditions set forth herein, the Options shall become fully vested on the              anniversary of the Grant Date (the “Vesting Date”) and shall be exercisable from the Vesting Date through the day immediately prior to the              anniversary of the Grant Date (the “Expiration Date”). Options may vest only while you are a director of PepsiCo. Once vested and exercisable, and until terminated, all or any portion of the Options may be exercised from time to time and at any time under procedures set out in the Plan or as established by the Board or its delegate from time to time, including, without limitation, procedures regarding the frequency of exercise and the minimum number of Options which may be exercised at any time.

3. Exercise Procedure. Subject to terms and conditions set forth herein, Options may be exercised by giving written notice of exercise to PepsiCo in the manner specified from time to time by PepsiCo. The aggregate Option Exercise Price for the shares being purchased, together with any amount which the Company may be required to withhold upon such exercise in respect of applicable foreign, federal (including FICA), state and local taxes, must be paid in full at the time of issuance of such shares.

4. Effect of Termination, Death, Retirement and Total Disability.

(a) Termination. The Options may vest and become exercisable only while you are a director of PepsiCo. Thus, vesting ceases upon the termination of your directorship with PepsiCo. Subject to subparagraph 4(b), all unvested Options shall automatically be forfeited and canceled upon the date that your directorship with PepsiCo terminates.

(b) Death, Retirement or Total Disability. If your directorship terminates prior to the Vesting Date, by reason of your death, Retirement (as defined in the Plan) or Total Disability (as defined in the Plan), then the Options shall fully vest on your last day of directorship with PepsiCo and shall be exercisable by your legal representative (or any person to whom the Options may be transferred by will or the applicable laws of descent and distribution), in the event of your death, or by you, in the event of your Retirement or Total Disability, prior to the Expiration Date in accordance with this Agreement.

5. Misconduct. You shall not (i) use for profit or disclose to unauthorized persons, confidential information or trade secrets of PepsiCo; (ii) breach any contract with or violate any fiduciary obligation to PepsiCo including, without limitation, a violation of PepsiCo’s Worldwide Code of Conduct; (iii) engage in unlawful trading in the securities of PepsiCo or of another company based on information gained as a result of your position with PepsiCo; or (iv) commit a felony or other serious crime. In the event PepsiCo determines that you have breached any term of this Section 5, in addition to any other remedies PepsiCo may have available to it, PepsiCo may in its sole discretion:

(a) Cancel any unvested or unexercised Options, in which event you forfeit all rights to any such Options granted hereunder; and

(b) Require you to pay to PepsiCo all gains realized from the exercise of any Options granted hereunder, which have been exercised within the twelve-month period immediately preceding the date as of which you breached a provision of this Section 5, as determined by the Company.

6. Nontransferability. Unless the Board specifically determines otherwise: (a) the Options are personal to you during your lifetime; and (b) the Options shall not be transferable or assignable, other than in the case of your death, by will or the laws of descent and distribution.

7. Buy-Out of Option Gains. At any time after any Option becomes exercisable, the Committee shall have the right, in its sole discretion and without your consent, to cancel such Option and pay you the difference between the Option Exercise Price and the Fair Market Value of the shares covered by the Option as of the date the Committee gives written notice (the “Buy Out Notice”) of its intention to exercise such right. Payments of such buy out amounts pursuant to this provision shall be effected by PepsiCo as promptly as possible after the date of the Buy Out Notice and may be made in cash, in shares of Common Stock or partly in cash and partly in Common Stock, as the Committee deems advisable. To the extent payment is made in shares of Common Stock, the number of shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a share of Common Stock at the date of the Buy Out Notice. In no event shall PepsiCo be required to deliver a fractional share of Common Stock in satisfaction of a buy out hereunder. Payments of any such buy out amounts shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes.

8. Registration, Listing and Qualification of Shares. The Options shall be subject to the requirement that if, at any time, the Board shall determine that the registration, listing or qualification of shares covered hereby upon any securities exchange or under any foreign, federal, state or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Options or the purchase of shares hereunder, the Options may not be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board. The Board may require that you make such representations and agreements and furnish such information as the Board deems appropriate to assure compliance with or exemption from the foregoing or any other applicable legal requirement, and may cause the certificate or certificates issued to bear a legend indicating the existence of any restriction resulting from such representations and agreements.

9. Adjustment for Change in Common Stock. In the event of any change in the outstanding shares of PepsiCo Common Stock by reason of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, spin-off or other similar corporate change, the number and type of shares to which the Options held by you relate and the Option Exercise Price at which you may purchase such shares may be adjusted appropriately.

10. Effect of Change in Control. At the date of a Change in Control (as defined in the Plan) all outstanding and unvested Options granted hereunder shall immediately vest and become exercisable and shall remain outstanding in accordance with their terms. In the event that any Option granted hereunder becomes unexercisable during its term on or after a Change in Control because: (i) you are removed from the Board (other than for cause) within two years after the Change in Control; (ii) such Option is terminated or adversely modified; or (iii) PepsiCo Common Stock is no longer issued and outstanding, or no longer traded on a national securities exchange, then you shall immediately be entitled to receive a lump sum cash payment equal to the greater of (x) the gain on such Option or (y) the Black-Scholes value of such Option (as determined by a nationally recognized independent investment banker chosen by PepsiCo), in either case calculated on the date such Option becomes unexercisable. For purposes of the preceding sentence, the gain on an Option shall be calculated as the difference between the closing price per share of PepsiCo Common Stock as of the date such Option becomes unexercisable and the Option Exercise Price.

11. Amendment; Waiver. The terms and conditions of this Agreement may be amended by the Company, provided, however, that (i) no such amendment shall be adverse to you; and (ii) the amendment must be permitted under the Plan. The failure to exercise, or any delay in exercising, any right, power or remedy under this Agreement shall not waive any right, power or remedy which the Company has under this Agreement.

12. No Rights. You shall have no rights as a holder of PepsiCo Common Stock with respect to the Options granted hereunder unless and until certificates for shares of Common Stock are issued to you.

13. Notices. Any notice to be given to PepsiCo under the terms of this Agreement shall be addressed to PepsiCo at Purchase, New York 10577, Attention: Vice President, Compensation, or such other address as PepsiCo may hereafter designate to you. Any such notice shall be deemed to have been duly given when personally delivered, addressed as aforesaid, or when enclosed in a properly sealed envelope or wrapper, addressed as aforesaid, and deposited, postage prepaid, with the federal postal service.

14. Binding Effect.

(a) This Agreement shall be binding upon and inure to the benefit of any assignee or successor in interest to PepsiCo, whether by merger, consolidation, restructuring or the sale of all or substantially all of PepsiCo’s assets. PepsiCo will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of PepsiCo expressly to assume and agree to perform this Agreement in the same manner and to the same extent that PepsiCo would be required to perform if no such succession had taken place.

(b) This Agreement shall be binding upon and inure to the benefit of you or your legal representative or any person to whom the Options may be transferred by will or the applicable laws of descent and distribution.

15. Plan Controls. The Options and the terms and conditions set forth herein are subject in all respects to the terms and conditions of the Plan and any guidelines, policies or regulations which govern administration of the Plan, which shall be controlling. PepsiCo reserves its rights to amend or terminate the Plan at any time without your consent; provided, however, that Options outstanding under the Plan at the time of such action shall not be adversely affected thereby. All interpretations or determinations of the Board or its delegate shall be final, binding and conclusive upon you (and your legal representatives or any recipient of a transfer of the Options) on any question arising hereunder or under the Plan or other guidelines, policies or regulations which govern administration of the Plan.

16. Severability or Reform by Court. In the event that any provision of this Agreement is deemed by a court to be broader than permitted by applicable law, then such provision shall be reformed (or otherwise revised or narrowed) so that it is enforceable to the fullest extent permitted by applicable law. If any provision of this Agreement shall be declared by a court to be invalid or unenforceable to any extent, the validity or enforceability of the remaining provisions of this Agreement shall not be affected.

17. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without giving effect to conflict of laws principles.

18. Entire Agreement. This Agreement constitutes the entire understanding between the parties of this Agreement.

Please indicate your understanding and acceptance of the foregoing by signing and returning a copy of this Agreement.

PEPSICO, INC.

By:
[Name / Title]

ATTEST:

[Name / Title]	Date

I confirm my understanding of the foregoing and accept the Options described above subject to the terms and conditions described herein.

[Name]	Date

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